UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

WORONOCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1–14671	04-3444269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Court Street, Westfield, Massachusetts 01085

(Address of principal executive offices)

(413) 568-9141

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On December 16, 2004, Woronoco Bancorp, Inc. (“Woronoco Bancorp”), the parent company of Woronoco Savings Bank and Berkshire Hills Bancorp, Inc. (“Berkshire Hills”), the parent company of Berkshire Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Woronoco Bancorp will merge with and into Berkshire Hills. Concurrently with the merger, it is expected that Woronoco Savings Bank will merge with Berkshire Bank.

Under the terms of the Merger Agreement, Woronoco Bancorp shareholders may elect to receive either 1.0 share of Berkshire Hills common stock or $36.00 in cash in exchange for their shares of Woronoco Bancorp common stock, subject to an overall requirement that the stock portion of the merger amounts to 75% of the total merger consideration and that the cash portion of the merger amounts to 25% of the total merger consideration. To the extent they receive shares of Berkshire Hills, the transaction is expected to be tax-free to Woronoco Bancorp shareholders.

The transaction is expected to close in the second quarter of 2005. It is subject to certain conditions, including the approval of the shareholders of Woronoco Bancorp and the receipt of regulatory approval.

The above description of the Merger Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Employment-Related Agreements

On December 16, 2004 and in connection with the execution of the Merger Agreement, Cornelius D. Mahoney, Chairman, President and Chief Executive Officer of Woronoco Bancorp, Debra L. Murphy, Executive Vice President and Chief Financial Officer of Woronoco Bancorp and Agostino J. Calheno, Executive Vice President of Woronoco Bancorp, each entered into a letter agreement with Woronoco Bancorp and Woronoco Savings Bank pursuant to which each person’s employment agreement was terminated in exchange for the right to receive certain cash payments. The agreements provide for a payment of $2,000,000, $500,000 and $500,000 to be paid to Mr. Mahoney, Ms. Murphy and Mr. Calheno, respectively, in 2004 and an additional amount of up to $2,329,000, $1,294,000 and $1,276,000, to be paid to Mr. Mahoney, Ms. Murphy and Mr. Calheno, respectively, shortly after the effective time of the merger.

The letter agreements also provide that following termination, Woronoco Bancorp will provide continued medical and dental benefits for a period of three years, or if such benefits are not available, a cash payment equal to the estimated cost of those benefits. The letter agreements limit all payments and benefits to the executives so that no such payments or benefits will be non-deductible under Section 280G of the Internal Revenue Code of 1986, as amended.

The above description of the agreements do not purport to be a complete statement of the parties’ rights and obligations under the agreements. The above description is qualified in its entirety by reference to the agreements, copies of which is attached to this Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

The executives also agreed to amend their supplemental retirement agreements and the supplemental executive retirement plan to eliminate the change in control provisions contained therein and with respect to the supplemental executive retirement plan to provide that no additional benefits shall accrue for periods after December 31, 2004. The above description is qualified in its entirety by reference to the amendment to the agreements and the plan, a copy of which is attached to this Form 8-K as Exhibits 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated December 16, 2004, by and between Berkshire Hills Bancorp, Inc. and Woronoco Bancorp, Inc.

10.1	Agreement, dated December 16, 2004, by and between Woronoco Bancorp, Inc., Woronoco Savings Bank and Cornelius D. Mahoney

10.2	Agreement, dated December 16, 2004, by and between Woronoco Bancorp, Inc., Woronoco Savings Bank and Debra L. Murphy

10.3	Agreement, dated December 16, 2004, by and between Woronoco Bancorp, Inc., Woronoco Savings Bank and Agostino J. Calheno

10.4	Amendment to Supplemental Executive Retirement Agreement and Woronoco Savings Bank Supplemental Executive Retirement Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2004	By:	/s/ Cornelius D. Mahoney
Cornelius D. Mahoney
Chairman, President and Chief Executive Officer

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